Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of June 27, 2008, is by and among Castle Creek Capital, L.L.C a California limited liability company (the “Company”), First Chicago Bancorp, a Delaware corporation (“FCB”), White River Capital, Inc., an Indiana corporation (“WRC”), and Mark R. Ruh, an individual residing in California (“Executive”).

WHEREAS, Executive has served as the President and Chief Operating Officer of WRC since December, 2004 and is a Vice President of the Company; and

WHEREAS, WRC has entered into an Agreement and Plan of Merger with FCB, dated as of the date of this Agreement (the “Merger Agreement”), whereby, at the Effective Time (as defined in the Merger Agreement) (i) FCB will be merged with and into WRC (the “Merger”), and (ii) the separate corporate existence of FCB will thereupon cease and WRC will be the surviving corporation in the Merger; and

WHEREAS, Executive is an integral part of the management of the Company, and the parties hereto believe that it is critical to the continued success of WRC, and to the ultimate success of the Merger that Executive continue to be employed with the Company after the Merger as its Executive Vice President for a one year period, and Executive wishes to accept such employment on the terms set forth below, effective from and after the consummation of the Merger (the “Effective Date”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree as follows:

1.  Effectiveness.  This Agreement shall be effective as of the Effective Date (other than with respect to the covenants set forth in the immediately following sentence, which shall be effective immediately) conditioned upon the consummation of the Merger; in the event the Merger does not occur for any reason before the date the Merger Agreement terminates in accordance with its terms, this Agreement shall terminate, and shall be of no further force or effect.  Provided that the Effective Date is no later than December 31, 2008, from and after the date of this Agreement and continuing until the Effective Date, Executive agrees not to terminate his employment with the Company or WRC on or prior to the Effective Date unless Good Reason exists, and the Company and WRC agrees not to take any actions that would constitute Good Reason for Executive to terminate his employment, and not to otherwise terminate the employment of  Executive for any reason (other than for theft or embezzlement against the Company or WRC, after notice to FCB and a reasonable opportunity for FCB to make inquiry into the matter and respond) on or prior to the Effective Date.  As of the Effective Date, this Agreement shall supersede any other agreement or understanding Executive has with respect to his employment with the Company, and the terms and conditions of Executive’s employment with the Company shall be governed only by this Agreement.  Executive hereby agrees that he shall not be paid any amounts, nor shall Executive be provided with any benefits or other compensation of any kind (including any acceleration of compensation or benefits) in connection with, or from and after, the Merger (including in connection with any subsequent termination of employment or vesting date that occurs from and after the Merger) other than as set forth in this Agreement.  The parties hereto represent, acknowledge and agree that the payments to be provided to Executive from and after the Effective Date under the terms and conditions of this Agreement represent reasonable compensation to Executive in exchange for the personal services to be rendered by Executive for periods from and after the Merger.

2.  Definitions.  The terms defined in this Section 2 shall have the respective meanings indicated below for all purposes of this Agreement.

(a)           Affiliate.  “Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

(b)           Cause.  “Cause” shall mean any one or more of the following:

i.           engaging in a material dishonest act, including without limitation any material misrepresentation or intentional omission to state a material fact to the Company, WRC or the WRC Board, willful breach of fiduciary duty, misappropriation or fraud against the WRC, the Company or any of their Affiliates (the “Group”);

ii.           any indictment or similar charge against Executive by a governmental authority alleging the commission of a felony, or a guilty plea or no-contest plea by Executive to a felony;

iii.           material failure by Executive to follow the Company or WRC’s general policies, reasonable directives or orders applicable to officers of the Company after failing to cure prior similar failures within thirty (30) days of receiving written notice thereof from the WRC Board;

iv.           intentional destruction or theft of any member of the Group’s property or falsification of documents of any member of the Group;

v.           a breach by Executive of the provisions of Section 14; or

vi.           a material breach by Executive of any other provision of this Agreement and the failure by Executive to cure such breach within thirty (30) days of the date on which the Company gives Executive notice thereof.

(c)           Date of Termination.  “Date of Termination” shall mean in the case of Executive’s death, the date of death, in the case of Disability, thirty (30) days after Notice of Termination is given (provided Executive shall not have returned to the full-time performance of his duties during such thirty (30) day period), and in all other cases, the date specified in the Notice of Termination, which shall be at least thirty (30) days after the date of the Notice of Termination, unless the termination is by the Company for Cause or by Executive for Good Reason.

(d)           Disability.  “Disability” shall occur if as a result of Executive’s incapacity due to physical or mental illness, Executive shall have been absent from the full-time performance of his duties with the Company for three (3) consecutive months.

(e)           Good Reason.  “Good Reason” shall mean any one or more of the following bases for termination of Executive’s employment by Executive during the Term:

i.           the removal of Executive as Executive Vice President of the Company without Cause;

ii.           the assignment to Executive of any duties inconsistent in any material respect with Executive’s position, authority, duties or responsibilities as contemplated by Section 6(a) of this Agreement, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

iii.           a material change of more than 50 miles in the geographical location at which Executive must perform his duties;

iv.           any action by the Company to materially reduce Executive’s base compensation below the amount established in Section 7; or any failure by the Company that would constitute a material breach of this Agreement if the Company has failed to cure such breach within thirty (30) days of the date on which Executive gives written notice thereof to the WRC Board or the Company.

(f)           Notice of Termination.  Any termination of Executive’s employment by either the Company or Executive or both, as the case may be, except for a termination based on Executive’s death, shall be communicated by a written Notice of Termination.

(g)           WRC Board.  “WRC Board” shall mean the Board of Directors of WRC or a duly authorized committee of such Board.

(h)           Person.  “Person” shall mean any natural person, corporation, partnership, association, limited liability company, trust, governmental authority, or other entity.

3.  Employment.  The Company hereby employs Executive and Executive hereby accepts employment with the Company for the Term set forth in Section 4 below, in the position and with the duties and responsibilities set forth in Sections 5 and 6 below, and upon the other terms and conditions hereinafter stated.

4.  Term.  Executive’s employment as the Executive Vice President of the Company under this Agreement shall be for the period commencing on the Effective Date and terminating one year after the Effective Date, or upon Executive’s earlier death, termination by reason of Disability or termination by mutual agreement or by either party pursuant to Section 11 (the “Term”).

5.  Position.  Although Executive will be employed by the Company, Executive shall serve as Executive Vice President of WRC.

6.  Duties and Responsibilities.

(a)           The Company hereby engages Executive as a full-time executive employee and Executive accepts such employment, on the terms and subject to the conditions set forth in this Agreement. During the Term, Executive shall devote all of his business time and best efforts to, and shall perform faithfully, loyally and efficiently, his duties as Executive Vice President of the Company and shall exercise such powers and fulfill such responsibilities as may be duly assigned to or vested in him by the WRC Board or the Chief Executive Officer of the Company, consistent with the responsibilities of the Executive Vice President of the Company.

(b)           During the Term, Executive will not engage in other employment or consulting work or any trade or business for his own account or on behalf of any other Person.  Notwithstanding the foregoing, Executive may (i) serve on such corporate, civic, industry or charitable boards or committees as are approved by the WRC Board and/or the Company (with the exception of Executive’s membership on the board of Waterfield Bank, a subsidiary of Affinity Financial Corporation, which shall not require approval of the WRC Board), and (ii) manage his own and his  family’s personal investments, provided that the activities permitted by clauses (i) and (ii) above shall not, individually or in the aggregate, interfere in any material respect with the performance of Executive’s responsibilities hereunder.

7.  Salary/Bonus.

(a)           For all services rendered by Executive under this Agreement, the Company shall pay to Executive an aggregate annual base salary at the rate of $190,000, payable, in equal installments, in accordance with the Company’s regular payroll procedures.

(b)           As soon as practicable following the end of 2008, the Executive will receive an annual performance bonus of 100% of his annual base salary, or a pro-rated portion thereof if he is no longer employed by the Company at that time (unless this Agreement is terminated by the Company for Cause or by Executive without Good Reason). The Executive shall also receive a bonus in 2009 of 100%

of his base salary pro-rated for that portion of 2009 in which the Executive is employed by the Company. If Executive is still employed by the Company in 2010, Executive shall also receive an annual performance bonus in 2010 of 100% of his annual base salary pro-rated for that portion of 2010 in which Executive is employed by the Company (unless this Agreement is terminated by the Company for Cause or by Executive without Good Reason).  Such bonuses shall be payable in accordance with the Company’s regular payroll practices.

8.  Employee Benefits.  During the Term, the Company shall provide or cause to be provided to Executive and to Executive’s dependents, at the Company’s expense, substantially similar disability, medical and dental benefits provided to other similarly situated executives of WRC.  During any waiting period for insurance eligibility, any COBRA costs incurred by or with respect to Executive and Executive’s dependents will be paid by the Company.

9.  Vacation.  Executive shall be entitled to four (4) weeks vacation during the Term. In the event that the full vacation is not taken by Executive during the Term, no vacation time shall accrue for use in future periods, except as approved by the WRC Board.

10.  Business Expenses.  Executive will be reimbursed for all reasonable, ordinary and necessary business expenses incurred by Executive in connection with Executive’s employment (to be supported by receipts and other documentation as required by the Internal Revenue Code of 1986, as amended (the “Code”)), and in conformance with the Company’s normal procedures). Except as otherwise expressly provided herein, to the extent any expense reimbursement under this Section 10 is determined to be subject to Section 409A of the Code (“Section 409A”), the amount of any such expenses eligible for reimbursement in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year, in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which Executive incurred such expenses, and in no event shall any right to reimbursement be subject to liquidation or exchange for another benefit.

11.  Termination.  Subject to the terms and conditions of this Agreement, either the Company or Executive may terminate the employment of Executive at any time prior to or upon the expiration of the Term, with or without Cause or Good Reason.

12.  Payments During Disability and Upon Termination.  Executive or his estate shall be entitled to the following during a period of Disability, upon Executive’s death, or upon termination of Executive’s employment by Executive or the Company, as the case may be.

(a)           During any period that Executive fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, until such time as Executive returns to the full-time performance of his duties or the Date of Termination if Executive’s employment is terminated for Disability, Executive shall continue to receive his base salary at the rate in effect at the commencement of any such period minus any disability benefits received by him under any insurance or disability plan of the Company. If terminated for Disability or in the event of his death, Executive or his estate, as the case may be, shall additionally be entitled to receive the severance compensation provided for in subsection 12(c)(i) (reduced by any disability benefits received by him under any insurance or disability plan of the Company), and subsection 12(c)(ii).

(b)           If (1) Executive’s employment is terminated by Executive without Good Reason or (2) Executive’s employment is terminated by the Company for Cause, then the Company shall pay Executive his full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts or benefits to which Executive is entitled through such date under any plan, arrangement or practice in effect at the time of such termination, minus any amounts owed by Executive to the Company.  Executive shall not be entitled to receive any bonus applicable to the period in which termination occurs, and the Company shall have no further obligations to Executive under this Agreement (other than under COBRA and for vested and accrued benefits and accrued and unpaid vacation).

(c)           If (1) Executive’s employment is terminated by the Company other than for Cause; (2) Executive’s employment is terminated by Executive for Good Reason, (3) by mutual agreement of Executive and the Company, or (4) the Executive’s employment terminates at the expiration of the Term, then Executive shall be entitled to the following:

i.           Within 30 days of the Date of Termination, the Company shall pay to Executive a lump sum payment in cash equal to: (A) any unpaid base salary through the Date of Termination, plus (B) one year’s base salary at the rate in effect at the Date of Termination, plus (C) $190,000; and

ii.           Executive shall be entitled to any other compensation and benefits granted under this Agreement (other than base salary and the $190,000 payment, which are addressed in subparagraph (i)), for and through the end of the then-remaining Term. Such benefits shall be determined in accordance with the Company’s employee benefit plans and other applicable programs, policies and practices then in effect as though Executive was still then in the employ of the Company.  The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish Executive’s existing rights, or rights which accrue solely as a result of the passage of time under any benefit plan, employment agreement or other contract, plan or arrangement.

13.  Confidentiality.  Except as provided in the next two sentences, Executive covenants and agrees that all information, knowledge or data of or pertaining to the Group, or pertaining to any other Person with which they or any of them may do business during the Term and which is not generally known in the relevant trade or industry (and whether relating to methods, merchandising, processes, techniques, discoveries, pricing, sales practices, marketing or any other proprietary matters) (the “Company Information”) shall be kept secret and confidential at all times during and after the termination or expiration of this Agreement and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as WRC and/or the Company may otherwise expressly authorize.  In the event that Executive is requested in a judicial, administrative or governmental proceeding to disclose any of the Company Information, Executive will promptly so notify the Company so that the Company may seek a protective order at the Company’s expense or other appropriate remedy and/or waive compliance with this Agreement. If such protective order or other remedy is not obtained or the Company waives compliance with this Agreement and disclosure of any of the Company Information is required, Executive may furnish the material so required to be furnished, but Executive will furnish only that portion of the Company Information which is legally required and will exercise his best efforts to ensure that confidential treatment will be accorded the Company Information furnished.

14.  Non-Solicitation/No-Hire.  Executive agrees and acknowledges that the services of Executive pursuant to this Agreement are unique and extraordinary, and that the Group will be dependent upon Executive for the development and growth of their business and related functions. Executive agrees, during the Term and for a period of two years after the Date of Termination or expiration of the Term, not to conduct or participate (directly or indirectly, including through one or more Affiliates) in:

(a)           Hiring, attempting to hire or assisting any other Person in hiring or attempting to hire, or inducing to leave the employ of any member of the Group, any employee or officer of any member of the Group, or any person who was an employee or officer of any member of the Group within the six-month period prior to the Date of Termination. This Section 14 shall not apply to Executive with respect to Martin Szumski;

(b)           Soliciting the business on behalf of himself or any other person with respect to any business competitive with the business of any member of the Group as such business exists on the date hereof with respect to any vehicle dealers who were clients of the Company or WRC during the 12-month period prior to the Date of Termination.

Executive agrees that if Executive acts in violation of this Section, the number of days Executive is in such violation will be added to any periods of limitation on Executive’s activities specified herein.

15.  Section 409A.  If and to the extent that any payment or benefit is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A and is payable hereunder to Executive by reason of his termination of employment, then (a) such payment or benefit shall be made or provided to Executive only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if Executive is a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of Executive’s separation from service. Any amount not paid in respect of the six month period specified in the preceding sentence will be paid to Executive in a lump sum with the first payment made after the end of such six month period (or if no other payment is then due, then promptly after the expiration of such six month period.)

16.  Monies Owed to the Company.  Upon the termination of Executive’s employment with the Company, Executive hereby authorizes the Company to deduct from Executive’s final wages or other monies due to Executive (other than amounts that would constitute “deferred compensation” pursuant to Section 409A) all debts or financial obligations owed to the Company by Executive.

17.  Remedies.  Executive understands and agrees that the Group will be irreparably damaged in the event that Section 14 of this Agreement is violated. Executive agrees that the Company and WRC shall be entitled (in addition to any other remedy to which it may be entitled, at law or in equity) to an injunction to redress breaches of such Section of this Agreement and to specifically enforce the terms and provisions thereof.

18.  Successors and Assigns.  This Agreement is a personal contract, and the rights and interests of Executive hereunder and under the awards and plans referred to herein may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as may be expressly permitted by the provisions of such awards or plans and that payments due Executive hereunder shall be payable to his heirs or fiduciaries upon his death. Except as may be expressly provided otherwise herein, this Agreement shall be binding upon the Company and inure to the benefit of the Company and its Affiliates, and its successors and assigns, including (but not limited to) any corporation or other entity which may acquire all or substantially all of the Company’s assets or business or into or with which the Company or an Affiliate may be consolidated or merged.

19.  Jurisdiction and Governing Law.  Any controversy or claim arising out of or relating to this Agreement, or any breach thereof shall be governed by and construed in accordance with the laws of California, without giving effect to principles of conflicts of laws thereof.

20.  Entire Agreement.  This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto.  No representations or warranties of any kind or nature relating to any member of the Group or their respective businesses, assets, liabilities, operations, future plans or prospects have been made by or on behalf of the Group to Executive, nor have any representations or warranties of any kind or nature been made by Executive to the Group.

21.  Amendment or Modification, Waiver.  No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and by a duly authorized officer of each of the parties to this Agreement. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

22.  Notices.  Any notice to be given hereunder shall be in writing and delivered personally or by overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to each of the parties to this Agreement:

To:

Mark R. Ruh
949 San Lorenzo Court, Solana Beach CA 92075

With a copy to:

Luce, Forward, Hamilton & Scripps LLP
600 W. Broadway, Suite 2600
San Diego, CA 92101
Attention: Micah D. Parzen
Facsimile: (619) 235-1306

To:

Castle Creek Capital, L.L.C.
PO Box 1329
Rancho Sante Fe, Califonia 92067

With a copy to:

First Chicago Bancorp
4343 North Elston Avenue
Chicago, IL 60641

With a copy to:

White River Capital, Inc.
1445 Brookville Way, Suite I
Indianapolis, IN 46239

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY  10004
Attention:  John J. O’Brien
Facsimile: (212) 558-4437

Any notice delivered personally shall be deemed given on the date delivered, any notice transmitted by fax machine shall be deemed delivered upon receipt of confirmation of fax transmission, any notice delivered by overnight courier shall be deemed given the day after deposit with a courier, and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given three days after mailing.

23.  Severability.  If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

24.  Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

25.  Headings.  All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

26.  Withholding Taxes.  All payments to Executive under this Agreement shall be reduced by any applicable federal, state or city withholding taxes.

This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Castle Creek Capital, L.L.C

/s/ Mark G. Merlo
By: Mark G. Merlo
Title: Principal

First Chicago Bancorp:

/s/ William J. Ruh
By: William J. Ruh
Title: Chief Executive Officer

White River Capital, Inc.:

/s/ John M. Eggemeyer, III
By: John M. Eggemeyer, III
Title: Chief Executive Officer

/s/ Mark R. Ruh
Mark R. Ruh